UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2014, EXCO Resources, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting included the following:

1.	The election of seven directors to the board of directors, each for a one-year term;

2.	An advisory vote to approve executive compensation; and

3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

For additional information concerning the foregoing proposals, see the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 7, 2014.

The table below shows the final results of voting at the Annual Meeting:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Proposal 1 – Election of Directors
Jeffrey D. Benjamin	194,012,528	7,360,948	53,046,916
B. James Ford	194,240,162	7,133,314	53,046,916
Samuel A. Mitchell	194,382,836	6,990,640	53,046,916
T. Boone Pickens	195,113,698	6,259,778	53,046,916
Wilbur L. Ross, Jr.	172,516,834	28,856,642	53,046,916
Jeffrey S. Serota	194,385,371	6,988,105	53,046,916
Robert L. Stillwell	195,201,754	6,171,722	53,046,916

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Proposal 2 – Executive Compensation	177,652,110	23,060,101	661,265	53,046,916
Proposal 3 – Ratification of KPMG	253,158,193	854,985	407,214	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: May 28, 2014	By:	/s/ Mark F. Mulhern
	Name:	Mark F. Mulhern
	Title:	Executive Vice President and Chief Financial Officer